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                                                                    EXHIBIT 10.2





                                   MANAGEMENT

                                    AGREEMENT

                         FOR CLASS III GAMING ENTERPRISE

                                     BETWEEN

                                THE NIPMUC NATION
                          A FEDERALLY RECOGNIZED TRIBE

                                       AND

                                LAKES NIPMUC, LLC
                      A MINNESOTA LIMITED LIABILITY COMPANY



                               DATED: JULY 5, 2001



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         THIS MANAGEMENT AGREEMENT, is made and entered into this 5th day of
July, 2001 by and between The Nipmuc Nation, which is or will be a federally recognized Indian tribe (hereinafter referred to as "the Tribe"), located in the Commonwealth of Massachusetts, with tribal offices located at 156 Worcester-Providence Road, Suite 28, Sutton Square Mall, Sutton, Massachusetts 01590 and Lakes Nipmuc, LLC, a Minnesota limited liability company (hereinafter referred to as "Manager"), whose business office is located at 130 Cheshire Lane, Minnetonka, Minnesota 55305.


                                    RECITALS

         A. The Tribe is or will be a federally recognized Indian tribe eligible for the special programs and services provided by the United States to Indians because of their status as Indians and is recognized as possessing powers of self-government.

         B. The Tribe intends to acquire lands which the United States government will hold in trust for gaming purposes for the benefit of the Tribe ("Tribal Lands") and over which the Tribe will possesses sovereign governmental powers.

         C. In compliance with the Indian Gaming Regulatory Act of 1988, P.L. 100-497, 25 U.S.C. ss.2701 et seq. as it may from time to time be amended, the Tribal Council of the Tribe will enact a tribal ordinance regulating the operation of gaming activities on Tribal Lands (hereinafter referred to as the "Gaming Ordinance"), creating the Nipmuc Gaming Commission, and authorizing Class II and Class III gaming on its Tribal Lands subject to the provisions of the Gaming Ordinance and a Tribal-State Compact or gaming procedures issued by the Secretary of the U.S. Department of the Interior.

         D. The Tribe is committed to using any gaming activities to provide employment and improve the social, economic, education, and health needs of its members; to increase the revenues of the Tribe; and to enhance the Tribe's economic self-sufficiency and self-determination.

         E. The Tribe presently lacks the resources to develop and operate a gaming facility and enterprise on its own and desires to retain the services of a manager, with knowledge and experience in the gaming industry, to manage and operate a Class III Gaming facility and related resort facilities on property acquired for the Project and held in trust for gaming purposes for the Tribe by the United States.

         F. Manager has represented to the Tribe that it has the managerial capacity to commence operation of the Enterprise, as defined herein; and the Tribe has selected Manager, and Manager agrees, to provide the management expertise necessary to the conducting of successful tribal gaming operations.




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         G. This Management Agreement shall become effective when all the necessary approvals listed in Section 2.19 of this Management Agreement are received (the "Effective Date") and shall continue for a term as described in
Section 2.19, unless otherwise provided in this Management Agreement.

         H. This Management Agreement is entered into pursuant to the Indian Gaming Regulatory Act of 1988, P.L. 100-497, 25 U.S.C.ss.2701 et seq. (the "IGRA") as that statute may be amended. All gaming conducted at the Facility will at all times comply with the IGRA, applicable tribal law and the Tribal-State Compact or gaming procedures issued by the Secretary, if any.

         J. Any dispute regarding this Management Agreement between the parties or any other Transaction Documents is to be subject to the dispute resolution and governing law provisions contained herein, as well as the Resolution of Limited Waiver attached hereto.

         NOW, THEREFORE, in consideration of the hereinafter mutual promises and covenants, and for other good and valuable consideration as set forth herein, the receipt and sufficiency of which are expressly acknowledged, the Tribe and Manager agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

         As they are used in this Management Agreement, the terms listed below shall have the meaning assigned to them in this Article:

         1.1 "BIA" means the United States Department of the Interior Bureau of Indian Affairs.

         1.2 "Class II Gaming" means games as defined in 25 U.S.C. ss. 2703(7)(A), as such law may be amended and as defined by the National Indian Gaming Commission in 25 C.F.R. ss. 502.3 and amendments thereto, but only to the extent such games are authorized by tribal ordinance and licensed by the Gaming Commission.

         1.3 "Class III Gaming" means all gaming that is not Class I or Class II Gaming as defined in the IGRA, including, but not limited to, the forms of gaming listed as Class III games by the National Indian Gaming Commission in 25 C.F.R. ss. 502.4 and amendments thereto, but only to the extent such gaming is allowed by a Tribal-State Compact or gaming procedures issued by the Secretary, tribal ordinance, and licensed by the Gaming Commission.

         1.4 "Commencement Date" means the first day upon which the Facility is open to the public to engage in Class III Gaming activities.




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         1.5 "Costs of Gaming Operation" means the total of all expenses for the operation of the Enterprise's Class III Gaming activities pursuant to Generally Accepted Accounting Principles ("GAAP"), including but not limited to the following: (1) fees imposed upon the Enterprise by the National Indian Gaming Commission based upon its gross receipts from Class III Gaming; (2) any contributions and license/regulatory fee reimbursements payable to the State pursuant to a Tribal-State Compact; (3) the amount, if any, required by a Tribal-State Compact to fund or support programs for the treatment and assistance of compulsive gamblers and for the prevention of compulsive gambling;
(4) license or other fees for background investigations upon "key employees" and "primary management officials" as defined in 25 C.F.R. ss. 502.14 and ss.
502.19; (5) depreciation and amortization applicable to the portion of the Facility in which the Enterprise operates Class III Gaming based upon an assumed life consistent with GAAP, and depreciation and amortization of all other assets (including without limitation all capital replacements and improvements, and fixtures, furnishings and equipment) located therein in accordance with GAAP;
(6) costs of administration, recruiting, hiring, firing and training employees working in or for the Enterprise's Class III Gaming activities; (7) compensation and benefits to Enterprise employees; (8) reasonable and customary regulatory fees imposed on the Enterprise by the Gaming Commission (which amounts shall be subject to the provisions of Section 5.1 contained herein), (9) management fees; and (10) total gaming-related costs, fees and expenses, including, without limitation: materials, supplies, inventory, utilities, repairs and maintenance (excluding capital replacements, the costs of which shall be amortized as hereinabove provided), insurance and bonding, marketing, advertising, annual audits, accounting, legal or other professional and consulting services, security or guard services, and such other costs, expenses or fees necessarily, customarily and reasonably incurred in the operation of the Enterprise's Class III Gaming, and reasonable and necessary travel expenses incurred subsequent to the Commencement Date for officers and employees of Manager and authorized representatives of the Tribe in connection with the Project; provided, however, that "Costs of Gaming Operation" shall specifically not include any license fees or costs of Manager or its employees in connection with licensing with either the NIGC or Gaming Commission.

         1.6 "Costs of Incidental Operations" means all expenses and costs pursuant to Generally Accepted Accounting Principles incurred in operating the hotel, restaurants, food and beverage service, office space, swimming pool, fitness center, childcare, kids arcade, golf course and other commercial business areas comprising the Facility in which the Enterprise conducts neither Class II Gaming nor Class III Gaming, including, without limitation: (1) depreciation and amortization applicable to such non-gaming facilities based upon an assumed life consistent with GAAP, and depreciation and amortization of all other assets (including without limitation all capital replacements and improvements, and fixtures, furnishings and equipment) located therein in accordance with GAAP; ; (2) all employment costs relating to non-gaming employees working in or for such commercial business facilities; (3) management fees; (4) non-gaming supplies and materials, insurance and other non-gaming costs reasonably and customarily incurred in operation of such portion of the Enterprise in which neither Class II nor Class III Gaming may be conducted; provided, however, that no non-commercial operations of the Tribe (including, without limitation, any school, hospital or library) shall be directly or indirectly included within the computation of the "Costs of Incidental Operations".



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         1.7 "Development Agreement" shall mean the Gaming Development Agreement for Class III Gaming Facility between the Tribe and Lakes Nipmuc, LLC executed on even date herewith.

         1.8 "Dominion Account" shall have the meaning described in Section 2.8(a) herein.

         1.9 "Dominion Account Agreement" shall mean the Dominion Account Agreement to be executed by the Tribe in favor of the Manager in the form of Exhibit A attached hereto.

         1.10 "Effective Date" means the effective date of this Management Agreement as determined pursuant to Section 2.19 herein.

         1.11 "Enterprise" means the business enterprise of the Tribe created to engage in Class III Gaming at the Facility, and which shall include any other lawful commercial activity allowed in or near the Facility including, but not limited to, operating and managing office space, kids arcade, child care facility, hotel with swimming pool and golf course, restaurant, RV park, retail stores, entertainment facilities, or the sale of fuel, food, beverages, alcohol, tobacco, gifts, and souvenirs.

         1.12 "Enterprise Accounts" shall have the meaning described in Section
2.8 herein.

         1.13 "Facility" means the permanent buildings, structures and improvements used by the Enterprise for its gaming and incidental operations located on the Gaming Enterprise Site and all Furnishings and Equipment.

         1.14 "Facility Loan" shall have the meaning ascribed to it under the Development Agreement between the parties.

         1.15 "Facility Note" means the promissory note evidencing the Facility Loan as described under the Development Agreement between the parties, together with all amendments, substitutions and renewals thereof.

         1.16 "Fiscal Year" means the accounting year used for the operation of the Enterprise as agreed upon by Manager and the Tribe.

         1.17 "Furnishings and Equipment" shall have the meaning ascribed to it under the Development Agreement between the parties.

         1.18 "Gaming Commission" means the Nipmuc Gaming Commission established, or to be established, by The Nipmuc Nation Gaming Ordinance, as amended (which ordinance must be approved by the NIGC), with authority to license and regulate gaming activities on Tribal Lands




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and which is a subordinate governmental entity of the Tribe and is entitled to all sovereign governmental immunity of the Tribe.

         1.19 "Gaming Enterprise Site" shall mean the lands to be made Tribal Lands and used as the site for constructing the Facility and operating the Enterprise described on Exhibit A to the Development Agreement between the Parties, which will be in held by the United States government in trust for gaming purposes for the Tribe, and which meets the requirements of United States of America to be accepted in trust for the Tribe for Class II and Class III Gaming purposes.

         1.20 "Generally Accepted Accounting Principles" or "GAAP" means those principles defined by the Financial Accounting Standards Board consistently applied to the gaming industry practice.

         1.21 "Governmental Authorities" means the United States federal government, the BIA, the State, the State Gaming Agency, the Tribal Council, the National Indian Gaming Commission, the Gaming Commission, and any court, agency, department, commission, board, bureau or instrumentality, or any of them to the extent each has legal jurisdiction over the Class II and Class III Gaming activities to be conducted by the Enterprise, Tribal Lands, the construction and operation of the Facility and Enterprise thereon, or Developer/Manager's performance under this Memorandum of Agreement.

         1.22 "Gross Gaming Revenues" means the Enterprise's total revenue from Class III Gaming activities (excluding any insurance proceeds received other than business interruption insurance proceeds and insurance proceeds received to reimburse the Enterprise for any claims included, or to be included, as Costs of Gaming Operations).

         1.23 "Gross Incidental Revenues" means the Enterprise's total receipts from the sale or rental of food, beverages, souvenirs, hotel facilities, equipment and all other goods and services supplied for non-Class III Gaming activities that are incidental to the operation of the Enterprise (excluding any insurance proceeds received other than business interruption insurance proceeds and insurance proceeds received to reimburse the Enterprise for any claims included, or to be included, as Costs of Incidental Operations).

         1.24 "Gross Total Revenues" means the total of Gross Gaming Revenues and Gross Incidental Revenues of the Enterprise.

         1.25 "Guaranty" shall mean the guaranty of Lakes Gaming, Inc. described in Section 11.1 herein, in the form attached hereto as Exhibit E.

         1.26 "IGRA" means the Indian Gaming Regulatory Act of 1988, P.L. 100-497, as codified at 25 U.S.C.ss.ss.2701 et. seq., as such may be amended from time to time.




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         1.27 "Initial Costs of Operation" means all Costs of Operation advanced to the Tribe pursuant to Section 2.8 of the Development Agreement and 5.2 of this Management Agreement, prior to the opening of the Facility to the public, including, but not limited to, advance payments or deposits to providers of goods and services, cash for bankrolls and slot hoppers, pre-opening payroll, cash for payment of prizes, legal, licensing, marketing, employee hiring and training, and all costs associated with grand opening events and any "fun" nights held prior to the public opening of the Facility. Initial Costs of Operation shall also include any costs incurred by either party for reasonable and necessary expenses incurred subsequent to the execution of this Management Agreement for officers and employees of Manager and authorized representatives of the Tribe in connection with the Project, and in obtaining regulatory approval of this Management Agreement (but not any license fees or costs of Manager or its employees in connection with licensing with either the NIGC or Gaming Commission, nor those costs incurred by the parties, prior to execution, in negotiating this Management Agreement).

         1.28 "Interim Promissory Note" means the promissory note evidencing the Transition Loan as described under the Development Agreement between the parties, together with all amendments, substitutions and renewals thereof.

         1.29 "Legal Requirements" means any and all present and future judicial, administrative, and federal, state, local or tribal rulings or decisions, and any and all present and future federal, state, local and tribal laws, ordinances, rules, regulations, permits, licenses and certificates, in any way applicable to the Tribe, Developer/Manager, the Tribal Lands, the Gaming Site, the Facility, and the Enterprise, including without limitation, the IGRA, the Tribal-State Compact, and the Tribe's Gaming Ordinance.

         1.30 "Lender or Other Lender" means any third party who makes the Facility Loan to the Tribe under Section 2.5 of the Development Agreement between the parties.

         1.31 "Letter Agreements" shall mean those agreements dated August 9, 2000 and February 1, 2001 between the Tribe and Lakes Gaming and Resorts, LLC.

         1.32 "Limited Recourse" means that the Facility Loan and Transition Loan advances, and all liabilities or obligations of the Tribe related to this Management Agreement, the Development Agreement, the Land Acquisition Costs, the Facility Loan or Facility Note, the Transition Loan or Interim Promissory Note, the Operating Note, any UCC Financing Statements, any other Transaction Documents and their applicable documentation, the Facility, or the Enterprise contemplated by this Management Agreement, and any related awards, judgments or decrees, shall be payable solely out of the undistributed and future Net Total Revenues of the Enterprise and shall be a limited recourse obligation of the Tribe, with no recourse to tribal assets other than such undistributed and future Net Total Revenues (except as to: (i) a security interest in the Furnishings and Equipment purchased with Facility Loan or Transition Loan proceeds or other purchase money agreements, (ii) the security interest in the Net Total Revenues pursuant to the Dominion Account Agreement, and (iii) as permitted under Section 10.3(f) herein and by




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Paragraph 5(c) of the Resolution of Limited Waiver). In no event, except as permitted under Section 10.13f) herein and by Paragraph 5(c) of the Resolution of Limited Waiver, shall Manager or any other claimant have recourse to (a) the physical property of the Facility (other than Furnishings and Equipment subject to the security interest securing the Facility Loan or Transition Loan or other purchase money agreements), (b) Net Total Revenue distributions already made to the Tribe in accordance with this Management Agreement and/or the Dominion Account Agreement, (c) assets of the Tribe purchased with such Net Total Revenue distributions, (d) revenues or assets of any other gaming facility owned or operated by the Tribe, or (e) any other asset of the Tribe (other than such undistributed and future Net Total Revenues of the Enterprise).

         1.33 "Manager" means Lakes Nipmuc, LLC, a Minnesota limited liability company with its business office located at 130 Cheshire Lane, Minnetonka, Minnesota 55305.

         1.34 "Management Agreement" shall mean this Management Agreement for Class III Gaming Enterprise between the parties that deals with the management of the Enterprise and its operations, as the same may be amended or modified.

         1.35 "Material Breach"shall have the meaning described in Section 6.1 herein.

         1.36 "Minimum Guaranteed Monthly Payments" means the minimum monthly amount payable to the Tribe, which amount shall be determined pursuant to
Section 5.3 hereof.

         1.37 "National Indian Gaming Commission"or "NIGC" means the commission established pursuant to the IGRA.

         1.38 "Net Gaming Revenues" means Gross Gaming Revenues less (1) amounts paid out as, or paid for, prizes; and (2) Costs of Gaming Operation (excluding management compensation as set forth in Section 5.5 herein).

         1.39 "Net Incidental Revenues" means Gross Incidental Revenues less Costs of Incidental Operations (excluding management compensation as set forth in Section 5.5 herein) .

         1.40 "Net Total Revenues" means the sum of Net Gaming Revenues plus Net Incidental Revenues.

         1.41 "NIGC Approval" means (a) a determination by the NIGC that Manager is suitable for licensing and (b) written approval by the NIGC Chairman of this Management Agreement.

         1.42 "Operating Note" means the promissory note evidencing the Minimum Guaranteed Payment Advances under Section 5.3(b) herein and the Working Capital Advances under Section 5.7 herein made by Manager, substantially in the form attached hereto as Exhibit E, together with all amendments, substitutions and renewals thereof.




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         1.43 "Project" means the scope of the development project contemplated by the Development Agreement between the parties.

         1.44 "Replacement"shall have the meaning described in Section 6.4(c) herein.

         1.45 "Resolution of Limited Waiver" refers to the limited waiver of sovereign immunity simultaneously herewith adopted by the Tribe in the form attached hereto as Exhibit C and evidencing all approvals required pursuant to the Tribe's governing documents and applicable law (it being understood and agreed that the Tribe shall take such further actions to ratify, adopt and enforce the attached form of Resolution of Limited Waiver as shall be required by law or regulation due to future changes in its own legal or governing status to fully preserve its stated intent).

         1.46 "Secretary" means the Secretary of the Interior of the United States, or her appropriately designated representative/agent.

         1.47 "Security Agreement" shall mean the Security Agreement to be executed by the Tribe in favor of the Manager in the form of Exhibit B attached hereto.

         1.48 "State" means the State government wherein the Gaming Enterprise Site is located.

         1.49 "Chairperson" means the duly elected chair of the Tribal Council of the Tribe.

         1.50 "Transaction Documents" shall have the meaning described in
Section 9.12(b) herein.

         1.51 "Transition Loan" shall have the meaning ascribed to it under the Development Agreement between the parties.

         1.52     "Tribal Council" means the governing body of the Tribe.

         1.53 "Tribal Lands" means all lands held in trust for gaming purposes by the United States for the Tribe.

         1.54 "Tribal-State Compact" means the agreement to be entered into between the Tribe and the State in which the Gaming Site is located concerning Class III Gaming and any amendments or other modifications thereto, which agreement must be approved by the Secretary and published in the Federal Register.

         1.55 "Tribe" means The Nipmuc Nation (or such other name as determined by the BIA), which is or will be a recognized Indian tribe by the United States government.

         1.56 "UCC Financing Statements" means UCC-1 financing statements naming Tribe as debtor and naming Manager as a secured party, in the form approved by the parties.




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         1.57 "Working Capital Advances" shall have the meaning described in
Section 5.7 herein.

         Any capitalized terms used but not defined herein and defined in the Development Agreement shall have the meanings set forth therein.


                                    ARTICLE 2
                          AUTHORITY AND DUTY OF MANAGER

         2.1 Appointment as Agent. Subject to the terms and conditions of this Management Agreement, and provided that the Development Agreement has not been terminated before the Commencement Date, the Tribe hereby appoints Manager to act as the exclusive agent for the Tribe for all matters related to the management of the operations of the Facility and the Enterprise during the term of this Management Agreement. Manager's agency responsibilities shall include, among other things, maintenance and improvement of the Facility, management and operation of the Enterprise's Class III Gaming activities within the Facility, and all other revenue producing activities that are conducted by the Enterprise, such as the sale of food and beverages in the Facility. Manager accepts such appointment as the Tribe's exclusive agent for the term of this Memorandum of Agreement. Subject to the provisions of this Memorandum of Agreement and specifically the restrictions in this Article 2 and the budget provisions in
Article 5 hereof, Manager shall have, and the Tribe does hereby grant to Manager, the power and authority as agent for the Tribe, to exercise the rights of the Tribe under and to execute, modify, or amend any contracts associated with the operations of the Facility and Enterprise (excluding this Management Agreement), including, without limitation, purchase orders, equipment and retail leases, contracts for services, including utilities, and maintenance and repair services, relating to the operation of the Facility and the Enterprise except for real estate agreements and contracts (excluding retail leases), or compacts or other agreements with the State or any other governmental agency, which shall remain the sole and exclusive authority of the Tribe; provided, however, that in no event shall Manager execute any contracts or agreements which require payments exceeding $250,000 in the aggregate, or which have a term exceeding one
(1) year. The duties and authorities of Manager shall be subject in all events to receipt of all necessary licenses, consents or approvals from the Gaming Commission.

         2.2 Limitations. Manager shall have no authority to waive or impair the Tribe's sovereign immunity. Except as stated herein, Manager shall have no authority as the Tribe's agent under this Management Agreement without the prior written approval of the Tribe (not to be unreasonably withheld): (a) to incur costs which are materially in excess of the expenditures to be agreed upon in the operating budget or the capital expenditure budget to be developed pursuant to Section 5.1 hereof; (b) to sell, encumber or otherwise dispose of any personal property or equipment located in the Facility, except for inventory sold in the regular course of business and




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other items which must be replaced due to age, obsolescence, or wear and tear;
(c) to purchase any goods or services from Manager or any of Manager's affiliated companies as a Cost of Gaming or Incidental Operations or Cost of Construction unless such arrangement is specifically approved in writing by the Tribal Council. Except as specifically authorized in this Article 2, Manager shall not hold itself out to any third party as the agent or representative of the Tribe.

         2.3 Manager's Authority and Responsibility.

         (a) Manager shall conduct and direct all business and affairs in connection with the day-to-day operation, management and maintenance of the Enterprise and the Facility, including the establishment of operating days and hours. It is the parties' intention that the Enterprise be open 24 hours daily, seven days a week. Manager is hereby granted the necessary power and authority to act, through the Enterprise's general manager, in order to fulfill all of its responsibilities under this Agreement. Nothing herein grants or is intended to grant Manager a titled interest to the Facility or to the Enterprise. Manager hereby accepts such retention and engagement. The Tribe shall have the sole proprietary interest in and ultimate responsibility for the conduct of all Class III Gaming conducted by the Enterprise, subject to the rights and responsibilities of Manager under this Management Agreement.

         (b) In managing, operating, maintaining and repairing the Enterprise and the Facility under this Management Agreement, Manager's duties shall include, without limitation, the following: (i) Manager shall use reasonable measures for the orderly physical administration, management, and operation of the Enterprise and the Facility, including without limitation cleaning, painting, decorating, plumbing, carpeting, grounds care and such other maintenance and repair work as is reasonably necessary; (ii) Manager shall comply with all duly enacted statutes, regulations and ordinances of the Tribe; and (iii) Manager shall comply with all applicable provisions of the Internal Revenue Code including, but not limited to, the prompt filing of any cash transaction reports and W-2G reports that may be required by the Internal Revenue Service of the United States or under the Tribal-State Compact.

         2.4 Compliance with Laws.

         (a) Manager shall assist the Tribe in compliance by the Tribe with all terms and conditions of the Tribal-State Compact, the Gaming Ordinance, IGRA and any gaming regulations (collectively, the "Governing Laws"), the violation of which would materially impair the conduct of gaming permitted to be conducted under IGRA by the Enterprise. Without limiting the foregoing, Manager shall also supply the NIGC with all information necessary to comply with the National Environmental Policy Act, as it may be amended from time to time, and comply with the NIGC's regulations relating thereto. Manager shall also make all reasonable arrangements on behalf of the Tribe as to requirements concerning the reporting and withholding of taxes with respect to the winnings from gaming operations pursuant to this Management Agreement, or other payments due by the Tribe to any entity pursuant to a Tribal-State Compact or other agreement of the Tribe hereafter entered into, if any; provided, however, that the Manager shall have no other




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legal or financial responsibility for the Tribe's due performance and payment in full of such obligations of the Tribe. The Tribe agrees that, through its Tribal Council and any subsequent or delegated governing or administrative authority, it shall take all reasonable actions necessary or advisable to ensure the Tribe's compliance with the foregoing laws, regulations and requirements, it being understood and agreed that the Manager shall not be liable for any violation due to action or inaction by the Tribe. In managing and operating the Facility and the Enterprise, Manager shall comply with all laws, rules, regulations, ordinances, compacts and all other agreements affecting the same, including without limitation the Governing Laws.

         (b) The parties shall use their best efforts to obtain all necessary approvals of Governmental Authorities of this Management Agreement.

         2.5 Security. Manager shall provide for appropriate security for the operation of the Enterprise. All aspects of Facility security shall be the responsibility of Manager. Upon agreement of the Tribe and Manager, any security officer may be bonded and insured in an amount commensurate with his or her enforcement duties and obligations. The cost of any charge for security and increased public safety services will be a Costs of Gaming Operations or Costs of Incidental Operations, as appropriate.

         2.6 Accounting, Financial Records, and Audits.

         (a) Manager shall maintain full and accurate records and books of account for operations of gaming activities and related operations managed by Manager. Such records shall be maintained at Manager's office located within the Facility and shall be made available for immediate inspection and verification at all times as required by a Tribal-State Compact, the Tribal Council or its designated representative, the Gaming Commission or IGRA. Inspection or verification by the Governmental Authorities shall be coordinated through the Gaming Commission.

         (b) At least three months prior to the Commencement Date, and subject to the approval of the Tribal Council and the Gaming Commission, which approvals shall not be unreasonably withheld and which shall occur prior to the Commencement Date, Manager shall establish and maintain such approved accounting systems and procedures that shall: (i) include procedures for internal accounting controls; (ii) permit the preparation of financial statements in accordance with GAAP ; (iii) be susceptible to audit; (iv) allow the Enterprise, the Tribe and NIGC to calculate the annual fee under 25 CFR ss.514.1; (v) permit the calculation of Manager's compensation under Section 5.5(b) herein; and ( vi) provide for the allocation of operating expenses or overhead expenses among the Tribe, the Enterprise and Manager, or any other user of shared facilities or services. Supporting records and the agreed upon accounting system shall be sufficiently detailed to permit the calculation and payment of Manager's fee hereunder and to permit the performance of any fee or contribution computations required under IGRA, a Tribal-State Compact and other applicable laws or regulations.




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         (c) Net Gaming Revenues, Net Incidental Revenues, and Net Total
Revenues will be calculated by the Manager for purposes of distribution monthly in accordance with Section 5.5 and copies of such calculations shall be promptly supplied to the Tribal Council as required by Section 5.4 herein.

         (d) All records shall be maintained so as to permit the preparation of financial statements in accordance with generally accepted accounting principles consistently applied and in accordance with procedures to be mutually agreed upon by the parties. Manager shall, as a Costs of Gaming Operations, furnish to the Tribe and the Gaming Commission, monthly financial reports in accordance with Section 5.4 herein. Such reports shall provide reasonable detail as requested by the Tribe and the Gaming Commission with respect to revenues and expenses of each profit center of the Enterprise. In addition, all gaming operations conducted within the Facility shall be subject to special outside annual audits, which the Gaming Commission may cause to be conducted, and all contracts or subcontracts for supplies, services or concessions for a contract amount in excess of $25,000 annually relating to gaming activities within Facility shall be subject to audits, which audits the Gaming Commission may cause to conducted by an independent certified public accountant from a Big Five accounting firm with more than five (5) years experience in audits of gaming enterprise operations selected and approved by the Gaming Commission. The audits will be scheduled at times agreed upon by the Gaming Commission and Manager. The cost of such audits and audit reports (including the annual audit under Section
5.6 herein) shall constitute Costs of Gaming Operation. The Manager shall make any reports or presentations to the Tribal Council as are requested by the Tribe.

         2.7. Cash Monitoring. Manager will promulgate, and all parties and their respective employees, agents, and representatives will obey operational policies consistent with the Gaming Ordinance respecting the handling of cash, security systems, and access to cash cage, counting rooms, and other places where cash is kept and handled. The tribe and the Gaming Commission and its authorized representatives shall have the right to monitor and investigate systems for cash management implemented by Manager and to verify daily Gross Gaming Revenues, Gross Incidental Revenues, and Gross Total Revenues.

         2.8 Bank Accounts, Reserve Funds and Permitted Investments.

         (a) On or prior to the Commencement Date, the Tribe and Manager shall execute the Dominion Account Agreement and create the Dominion Account ("Dominion Account") described therein. Gross Gaming Revenues and Gross Incidental Revenues shall be deposited daily into the Dominion Account, which shall be subject to the lien of the Dominion Account Agreement and established at a commercial bank, of the Tribe's choice, organized under the laws of the United States of America or any state thereof provided such bank is a member of the Federal Deposit Insurance Corporation and has combined capital, undivided profits and surplus of at least $500,000,000. Manager shall also establish other segregated bank accounts with the approval of the Tribe for the operation of the Enterprise (the "Enterprise Accounts"), which accounts must indicate the custodial nature of the accounts. The signatures of authorized representatives of Manager shall be the only signatures required to make withdrawals (by check or otherwise) from such accounts for single withdrawals of less than $250,000, provided that the monies withdrawn by Manager are to be used only for the purposes set forth herein and provided further that if the amount of any single withdrawal exceeds $250,000 (excluding payout and prizes and transfers to any designated payroll accounts, taxes, and purchases of currency, or Manager's compensation under Section 5.5 herein), then the signature of the Tribe's designated representative will also be required.

         (b) Manager agrees that subject to the terms of Sections 5.3(b) and 6.4(a) hereof, Manager shall make or permit timely transfers from the Dominion Account to the Enterprise Accounts of all funds needed to pay (i) Costs of Gaming Operations; (ii) Costs of Incidental Operations; (iii) required debt service on the Transition Loan and the Facility Loan, as well as any other third party loans to which Manager has consented in writing pursuant to the terms of this Management Agreement or other agreement; (iv) the Minimum Guaranteed Monthly Payment; (v) Minimum Guaranty Payment Advances; (vi) Working Capital Advances and interest thereon; (vii) Manager's compensation under Section 5.5(b) herein; (viii) any reasonable reserves created and approved by the Tribe and Manager; and (ix) payments to the Tribe pursuant to Section 5.5(a)(ix) hereof. Upon the termination of this Management Agreement and so long as: (a) any amounts remain owing to Manager hereunder or with respect to any related Transaction Documents, and (b) the Enterprise shall continue in operation pursuant to the terms of Section 6.4 hereof, then Manager shall continue to permit transfers from the Dominion Account to the Enterprise Accounts for payment of the amounts described above, but shall specifically exclude any Costs of Gaming Operations or Costs of Incidental Operations otherwise payable to the Tribe or any political subdivision or other affiliate of the Tribe with the exception of reasonable gaming license fees and any costs or expense associated with the provision of reasonable supplies and/or services provided by the Tribe to the Enterprise.

         (c) Surplus funds deposited in the Dominion Account and the Enterprise Accounts may be invested by Manager in the following permitted investments: (i) a money market mutual fund registered under the Investment Company Act of 1940 that invests exclusively in (1) marketable direct obligations issued or unconditionally guaranteed by the United State Government or issued by an agency thereof and backed by the full faith and credit of the United States, (2) commercial paper having, at the time of acquisition, a rating of A-1 or P-1 or better from either Standard & Poor's Corporation or Moody's Investors Service, Inc., respectively; or (ii) other investments as may be directed by Manager with the prior written consent of Tribe.

         2.9 Enforcement of Rights.

         (a) During the term of this Management Agreement, except as otherwise provided in Section 2.9 (b) herein, the Tribe and Manager shall mutually agree with respect to the handling of the defense, prosecution or settlement of civil disputes with third parties relating to gaming and other management activities conducted or contracts executed by Manager, as agent for the Tribe. The parties will assist and cooperate with each other with respect to such third-party claims and disputes. All uninsured liabilities incurred or expenses incurred by the Tribe and Manager or any of the employees, officers or directors of any party in defending such claims by third parties or prosecuting claims against third parties shall be considered either Costs of Gaming Operation or Costs of Incidental Operations, depending upon the circumstances and nature of the claim, except with respect to claims and liabilities resulting from criminal misconduct, which shall be governed by Article 7 herein.

         (b) All claims brought against the Tribe or Manager or any of the employees, officers or directors of any party arising out of or relating to gaming or other operations conducted pursuant to this Management Agreement that may be settled and released for a total settlement amount of less than $100,000 may be paid and settled by Manager on behalf of the Tribe and/or Manager in accordance with Manager's good faith business judgment.

         2.10 Fire and Safety Services. Manager shall be responsible for obtaining adequate coverage for fire and safety services and may, in its discretion, have such services provided on a contractual basis by the local Fire and Police Departments. The costs of any fire and safety protection services shall be appropriately allocated between Costs of Gaming Operation and Costs of Incidental Operations, and, if provided by a Department of the Tribe, shall not exceed the actual cost to the Tribe of providing such services.

         2.11 Timely Payment of Costs of Gaming Operations and Costs of Incidental Operations. Manager shall be responsible for paying Costs of Gaming Operation and Costs of Incidental Operations on behalf of the Enterprise from the bank account(s) established pursuant to Section 2.8 herein so as to avoid any late-payment penalties, except those incurred as a result of good faith payment disputes) to the extent funds of the Enterprise are available; provided, however, that payment of all such costs (and taxes or similar payments arising from Enterprise operations) shall be solely the legal responsibility of the Enterprise.

         2.12 Acquisition of Gaming and Other Equipment.

         (a) All gaming equipment shall be acquired by Manager, as agent for the Tribe, from Gaming Commission licensed distributors and manufacturers.

         (b) All acquisitions of new equipment after the public opening of the Facility shall be purchased by Manager as agent for the Tribe on a cash on delivery basis, unless otherwise agreed by the Tribe.

         2.13 Hours of Operation. Unless otherwise agreed by the parties, the facility and Enterprise shall be operated seven days per week and twenty-four hours per day, subject to any restrictions in the IGRA, the Gaming Ordinance and a Tribal-State Compact.

         2.14 Access to Operations. Manager shall provide immediate access by appropriate officials of the Gaming Commission and the Tribe's designated representative to the gaming operation, including all books and records in addition to those listed in the access requirements set forth in Sections 2.6 and 2.7 herein.

         2.15 Increased Public Safety Services. The parties agree that increased actual costs of law enforcement and police protection services required as a result of Class III Gaming in the Facility shall be paid as Costs of Gaming Operation.

         2.16 Advertising. Manager shall contract for and place advertising, subject to prior approval of the general concepts of the advertising by the Tribe. Advertising costs will be included in the operating budgets prepared in accordance with Article 5 herein.

         2.17 Certain Meetings. The parties agree that, to facilitate oversight of the activities conducted pursuant to this Management Agreement and to maintain communication generally between the individuals who will be involved in supervising those activities, the Tribe or its designated representative and the Manager's principal individuals will meet at least monthly to review operations of the Facility and Enterprise and any current issues pertaining thereto.

         2.18 Maintenance. Manager will cause the Facility to be repaired and maintained and operated in a clean, good and orderly condition. Repairs and maintenance will be paid as Costs of Gaming Operation if related to the gaming operations of the Enterprise, or as Costs of Incidental Operation if related to the other operations of the Enterprise.

         2.19 Term. Notwithstanding the date of signature of the parties hereto, this Management Agreement shall become effective automatically (without need of amendment, ratification or other action of the parties) upon the last of the following events to occur (the "Effective Date"): (i) final agency determination by the United States government recognizing the Tribe as a federally recognized tribe; (ii) publication of the final agency decision by the BIA to take the Gaming Enterprise Site into trust for gaming purposes by the United States government, as trustee for the Tribe; (iii) written approval of the Tribe's Gaming Ordinance, this Management Agreement, the Operating Note, UCC Financing Statements, the other Transaction Documents, and the Resolution of Limited Waiver and issuance of final agency decision by the Chairman of the National Indian Gaming Commission; (iv) approval by the Secretary and publication in the federal register of the Tribal-State Compact or issuance of Secretarial procedures for Class III Gaming; or (v) issuance by the Gaming Commission to Manager of all applicable license(s) required by IGRA, the Tribe's Gaming Ordinance or a Tribal-State Compact. The Commencement Date shall be the first day upon which the Facility is open to the public to engage in Class III Gaming activities. Unless sooner terminated as provided herein, this Management Agreement shall continue for a term of seven (7) years from the Commencement Date, provided however that: (a) the Security Agreement, Dominion Account Agreement and the UCC Financing Statements, and (b) sections 2.8 and Article 7 hereof shall each survive and remain effective until terminated under Article 6 hereof and the amounts owing to Manager by the Tribe under this Management Agreement have been paid in full.

                                    ARTICLE 3
                                PERSONNEL MATTERS

         3.1 Employees. All employees involved with operation of the Enterprise's Class III Gaming activities and related activities throughout the Facility subject to management by Manager under this Management Agreement shall be employees of the Tribe. Subject to the applicable requirements in the Tribal-State Compact, the employment relationship shall be governed by Tribe substantive law and any applicable federal law, subject to the Tribe's reasonable Indian preference policies, and all matters will be subject to dispute resolution procedures in the manner described in this Management Agreement. Manager shall be solely responsible for the hiring, training, promoting, and firing of all such employees except for the general manager as agreed to by the Tribe and Manager, whose employment, advancement and termination shall be subject to approval of the Tribe, such approval not to be unreasonably withheld. Manager shall develop a policy and procedure in conjunction with the Tribe, to implement an executive development program for employees who are members of the Tribe whereby Tribe members will be prepared through training and education to assume key management positions within the gaming and non-gaming operations of the Enterprise. All salaries, wages, employee insurance, worker compensation premiums, employment taxes, government exactions of any kind related to employment, benefits, and overhead related to the hiring, supervising, and discharge of employees, will be Costs of Gaming Operations or Costs of Incidental Operations, as appropriate.

         3.2 Enterprise Employee Policies. Manager shall prepare a draft of personnel policies and procedures (the "Enterprise Employee Policies"), including a job classification system with salary levels and scales, which policies and procedures shall be subject to approval by the Tribal Council. The Enterprise Employee Policies shall include a grievance procedure in order to establish fair and uniform standards for the Enterprise employees, which will include procedures for the resolution of disputes between Manager and Enterprise employees. Manager shall be responsible for administering the Enterprise Employee Policies. Any material revisions to the Enterprise Employee Policies shall not be effective unless they are approved by the Tribal Council. All such actions shall comply with applicable tribal law, subject to the applicable requirements in a Tribal-State Compact.

         3.3 Employee Background Checks. A background investigation shall be conducted by the Gaming Commission in compliance with all Legal Requirements, to the extent applicable, on each applicant for employment as soon as reasonably practicable. No individual whose prior activities, criminal record, if any, or reputation, habits and associations are known to pose a threat to the public interest, the effective regulation of Class III Gaming, or to the gaming licenses of Manager, or to create or enhance the dangers of unsuitable, unfair, or illegal practices and methods and activities in the conduct of Enterprise gaming activities, shall knowingly be employed by Manager or the Tribe. The background investigation procedures employed by the Gaming Commission shall be formulated in consultation with Manager and shall satisfy all regulatory requirements independently applicable to Manager. Any cost associated with obtaining such background investigations shall constitute Costs of Gaming Operation.

         3.4 Nipmuc and Indian Preference. Manager shall adhere in regard to recruitment, employment, reduction in force, promotion, training and related employment actions to a publicly announced policy and practice of Nipmuc Indian Preference and/or any publicly announced policy of Indian preference, both of which must be reasonably promulgated by the Tribe.

         3.5 Conflict of Interest.

         (a) Manager covenants that it will not unduly interfere with, or attempt to influence the internal affairs or government decisions of the Tribe for its gain or advantage.

         (b) Manager hereby certifies that no payments have been made or will be made in the future by Manager to any Tribe official, member of the Tribal Council, relative of any tribal official or tribal government employee for the purpose of obtaining any special privilege, gain, advantage or consideration for Manager, except for the fees payable to the Gaming Commission and amounts payable to the Tribe pursuant to this Management Agreement. However, nothing in this provision shall prohibit Manager from making contributions to community organizations within the Tribe or to the Tribe for the purpose of funding community activities.

         (c) No member of the Gaming Commission, or any tribal court official may be employed by Manager or be a "Party in Interest" as defined in Section 8.1
(a) herein with respect to this Management Agreement or a gaming equipment agreement or have any direct or indirect financial interest in the gaming to be operated pursuant to this Management Agreement. Members of the Tribal Council shall not be eligible for employment at the Facility and Enterprise, but will be eligible to enter into contracts for the provision of goods or services for the Facility and Enterprise.

         (d) Manager further agrees to comply with all conflict of interest rules set forth in regulations or ordinances of the Tribe.

         3.6 Participation in Tribe Functions. Manager acknowledges that personnel who are members of the Tribe have cultural and religious responsibilities to perform in regard to Tribe rituals and similar activities. Manager will schedule working hours and take other actions, with the assistance and advice of the Tribe, to accommodate Tribe members in performing these responsibilities without affecting their employment status or position.


                                    ARTICLE 4
                                    INSURANCE

         4.1 Duty to Maintain. Manager, acting as agent of the Tribe, shall maintain during the course of this Management Agreement, appropriately allocated as a Cost of Gaming Operation or a Cost of Incidental Operations, insurance coverages in forms and amounts that will adequately protect the Tribe and Manager, but in no case less than the amounts set forth in this Article, or as required by a Tribal-State Compact.

         4.2 Workers' Compensation. Manager, acting as agent of the Tribe, shall maintain adequate workers' compensation insurance in accordance with all applicable laws, including employer's liability insurance, in the amounts agreed to by the Manager and Tribe, or as required by the Tribal-State Compact.

         4.3 Commercial General Liability. Manager, acting as agent of the Tribe, shall maintain commercial general liability insurance covering operations of the Enterprise, including blanket contractual liability coverage, broad form property liability coverage, and personal injury coverage in the amount of $1,000,000 per person/$3,000,000 per occurrence for bodily injury and $1,000,000 per person/$3,000,000 per occurrence for property damage, or as required by a Tribal-State Compact or the Gaming Commission.

         4.4 Automobile. Manager, acting as agent of the Tribe, shall maintain comprehensive automobile liability insurance covering operations of the Enterprise, including all owned, hired and non-owned automobiles, trucks, buses, trailers, motorcycles or other equipment licensed for highway use with limits and coverage approved by the Manager and Tribe.

         4.5 Tribe and Manager to be Insured. Insurance set forth in Sections
4.3 and 4.4 hereof shall name the Tribe and Manager as insureds, and such policies shall be endorsed to prohibit the insurer from raising tribal sovereign immunity as a defense to the payment of claim by the insurer.

         4.6 Property Insurance. Manager shall also, acting a agent for the Tribe, procure replacement value all-risk casualty and extended hazard insurance in appropriate coverage amounts which shall insure the Facility and any fixtures, improvements and contents located therein against lost or damage by fire, theft and vandalism. Such casualty insurance policy or policies shall name the Tribe and Manager, and the Facility and Transition Loan lenders as insureds. All such casualty insurance proceeds shall be applied to the immediate replacement of the applicable Facility part or fixture, improvements or contents therein unless the parties agree otherwise. Subject to the terms of Sections 6.4 and 6.6 hereof, any excess insurance proceeds that are not used to repair and reconstruct the applicable damaged Enterprise assets shall be deposited into the Dominion Account and disbursed in accordance with the same terms and provisions applicable to Gross Total Revenues, provided however that such excess proceeds (except business interruption insurance proceeds) shall be excluded from Net Total Revenues for purposes of calculating the management compensation of Manager under Section 5.5(b) hereof.

         4.7 Fidelity Bond. Manager, acting as agent of the Tribe, shall maintain fidelity bonds on Enterprise employees and in such amounts as Manager and the Tribe shall deem reasonable.

         4.8 Unemployment Insurance. Manager, acting as agent for the Tribe, shall maintain adequate unemployment compensation/disability insurance with respect to the Enterprise employees in compliance with a Tribal-State Compact.

         4.9 Evidence of Insurance. Prior to the opening of the Facility to the public and commencing operations of the Enterprise, and from time to time as reasonably requested by the Tribe, Manager shall supply to the Tribe and any necessary Governmental Authorities copies of the insurance policies applicable to the Facility or Enterprise operations as required by this Article.

         4.10 Insurance Proceeds. Subject to the terms of Sections 6.4 and 6.6 hereof, any insurance proceeds received with respect to the Enterprise, except as provided in Section 4.6 hereof, shall be deposited into the Dominion Account and disbursed in accordance with the same terms and provisions applicable to Gross Total Revenues, provided, however, that if there is any insurance recovery for a claim related to the operation of the Enterprise for which either the Tribe or Manager has previously paid from its own separate funds, then, to the extent of amounts paid by either of such parties, the insurance proceeds will be paid over to them and the balance shall be deposited into the Dominion Account as above.


                                    ARTICLE 5
                     BUDGETS, COMPENSATION AND REIMBURSEMENT

         5.1 Projections and Budgets.

         (a) The parties shall use their best efforts to project expected revenues and expenses for the first three (3) years of operation of the Enterprise, reflecting possible alternative scopes of the Project and its stages of development, and shall reasonably cooperate in prompt mutual choice of the first stage for development of the Project.

         (b) Manager shall prepare a budget for the Initial Costs of Operation and submit such budget to the Tribe for approval by the Tribal Council within one hundred twenty (120) days of execution of this Management Agreement. Manager shall also prepare an initial operating budget for the first Fiscal Year and submit the same to the Tribe for approval by the Tribal Council at least ninety
(90) days prior to any Commencement Date. Annual operating budgets shall be submitted by Manager to the Tribe thereafter by no later than thirty (30) days prior to the commencement of the Fiscal Year. The proposed initial operating budget and each subsequent annual operating budget shall be subject to approval or disapproval within thirty (30) days of submission to the Tribe, such approval not to be unreasonably withheld. The Tribal Council may approve or disapprove of any item on such proposed budget. The parties recognize that mutually agreeable adjustments may be made to previously approved operating budgets from time to time during any Fiscal Year, to reflect the impact of unforeseen circumstances, financial constraints, or other events. Manager agrees to keep the Tribal Council informed regarding any items of revenue or expense that are reasonably anticipated to cause a material change to the operating budget previously approved by the Tribal Council. Manager shall operate the Enterprise and make expenditures in connection therewith in accordance with such approved operating budget. In the event the Tribal Council and Manager are unable to resolve any disputed portions of the proposed operating budget before commencement of the Fiscal Year, the undisputed portions of the operating budget shall be deemed adopted and approved, and those line items in dispute shall be determined by increasing the preceding Fiscal Year's actual expense for the corresponding line items by an amount determined by Manager which does not exceed the increase in the Consumer Price Index for All Urban Consumers published by the U.S. Bureau of Labor Statistics, U.S. City Average, all items (1997-98=100), or any successor or replacement index thereto, for the Fiscal Year prior to the Fiscal Year with respect to which adjustment to the line item(s) is being calculated. The resulting adjusted operating budget shall be deemed to be in effect for that Fiscal Year until such time as the Tribal Council and Manager have resolved the disputed items.

         (c) Manager shall prepare an annual capital expenditure budget and submit such budget to the Tribe for approval by the Tribal Council at least ninety (90) days prior to the Commencement Date. Annual capital expenditure budgets shall be submitted by Manager to the Tribe thereafter by no later than thirty (30) days prior to the commencement of each succeeding Fiscal Year. The proposed capital expenditure budgets shall be subject to approval or disapproval within thirty (30) days of submission to the Tribe for approval, such approval not to be unreasonably withheld. The Tribal Council may approve or disapprove of any item on such proposed budget. The parties recognize that mutually agreeable adjustments may be made to previously approved capital expenditure budgets from time to time during any budget year, to reflect the impact of unforeseen circumstances, financial constraints, or other events. Manager agrees to keep the Tribal Council informed and obtain Tribe's approval regarding any projects or expenditures that are reasonably anticipated to cause a material change to the capital expenditure budget previously approved by the Tribal Council. Manager shall make capital expenditures in accordance with such approved capital expenditure budget.

         5.2 Initial Costs of Operation. The budget for the Enterprise's Initial Costs of Operation shall contain amounts approved by Manager and the Tribe, which amounts shall be included as pre-opening costs and not as Costs of Gaming Operations or Costs of Incidental Operations.

         5.3 Minimum Guaranteed Monthly Payments.

         (a) During the term of this Management Agreement, provided that the Commencement Date has occurred, the Enterprise shall, subject to the provisions of Section 5.3(b) below, pay the Tribe One Million Dollars ($1,000,000) per month on a cumulative Fiscal Year basis (the "Minimum Guaranteed Monthly Payment"), beginning on the Commencement Date and continuing for the remainder of the term of the Management Agreement. The Minimum Guaranteed Monthly Payment shall be payable to the Tribe in arrears on the twentieth (20th) day of each calendar month following the month in which the Commencement Date occurs, which payment shall have priority over the Operating Note, Facility Loan or Transition Loan repayment and payment of Manager's compensation. If the Commencement Date is a date other than the first day of a calendar month, the first payment will be prorated from the Commencement Date to the end of the month. The Minimum Guaranteed Monthly Payment shall be prorated if gaming is conducted at the Facility for any other partial months.

         (b) Minimum Guaranteed Monthly Payments shall be charged against the Tribe's monthly distributable share of Net Total Revenues under Section 5.5 hereof; provided, however, that if the Net Total Revenues in a given month are less than $1,000,000, Manager shall advance the funds necessary to compensate for the deficiency from its own funds (the "Minimum Guaranteed Payment Advances", which advances shall not accrue interest but shall be evidenced by an Operating Note substantially in the form attached hereto as Exhibit F), and provided further that the Minimum Guaranteed Monthly Payments shall be reduced to $100,000 per month for the remaining months in a Fiscal Year after the Tribe has received in such Fiscal Year Total Net Revenue distributions of $12,000,000. Manager shall be entitled to recoup any Minimum Guaranteed Payment Advances made under this subsection from the Net Total Revenues of the Enterprise in succeeding months during the term hereof, as provided in Section 5.5 hereof (and any amounts outstanding on account of Minimum Guaranteed Payment Advances at the end of the term of this Management Agreement shall be immediately due and payable by the Tribe). In no event shall this recoupment payment for Minimum Guaranteed Payment Advances result in the Tribe receiving less than its Minimum Guaranteed Monthly Payment in any month, and in no event shall Manager be allowed or entitled to interest on any Minimum Guaranteed Payment Advances. However, no Minimum Guaranteed Monthly Payments shall be required with respect to any months (or portions thereof) that Class III Gaming is suspended or terminated at the Facility, provided that the reason or cause of such suspension or termination is beyond the reasonable control of Manager. Further, no Minimum Guaranteed Monthly Payments shall accrue subsequent to termination of this Management Agreement.

         (c) Any obligations owing by the Tribe under the Operating Note shall be repaid solely as a Limited Recourse obligation of the Tribe without any cross collateralization from other projects of Tribe and without any other liability or guarantee on the part of the Tribe. Except for the Minimum Guaranteed Monthly Payment to the Tribe, repayment of the Operating Note obligations shall have first priority on any Net Gaming and Net Incidental Revenues generated by the Enterprise. The Tribe agrees to grant to Manager a first priority and perfected security interest, including a Dominion Account arrangement pursuant to the Dominion Account Agreement (in a form consistent with the terms of this Management Agreement attached hereto as Exhibit A), on any Net Gaming and Net Incidental Revenues of the Enterprise in order to secure repayment of the Operating Note, and such Operating Note shall also be secured on a first priority and perfected basis by any Furnishings and Equipment financed by proceeds of the Facility Loan and Transition Loan pursuant to the Security Agreement. The Tribe agrees not to encumber any of the assets of the Facility or the Enterprise without the written consent of Manager, which consent will not be unreasonably withheld; except that the Tribe shall have the right without the consent of Manager to grant security interests in the Enterprise's revenues which are subordinate to Manager's, interests under this Management Agreement and all related Transaction Documents pursuant to a subordination agreement in form and substance acceptable to Manager. The Tribe agrees to enter into a limited, transactional waiver of sovereign immunity and consent to jurisdiction and arbitration as to Manager and in connection with the Operating Note, as provided in the Resolution of Limited Waiver.

         5.4 Daily and Monthly Statements. Manager shall furnish to the Tribe's designated representative financial statements identifying for each day the Gross Gaming Revenues attributable to the Enterprise's Class III Gaming on each day that such reports are normally available. Within fifteen (15) days after the end of each calendar month, Manager shall provide verifiable financial statements in accordance with GAAP to the Tribe and the Gaming Commission covering the preceding month's operations of the Enterprise, including operating statements, balance sheets, income statements and statements reflecting the amounts computed to be distributed in accordance with Section 5.5 hereof.

         5.5 Distribution of Net Total Revenues.

         (a) All Net Total Revenues shall be disbursed on a monthly basis as set forth below, paid on the twentieth day of each calendar month for the preceding month. Such Net Total Revenues shall be disbursed from the Enterprise Bank Account(s) to the extent available for payment of the following accounts in the following order of priority:

                  (i) The Minimum Guaranteed Monthly Payment described in
         Section 5.3 hereof;

                  (ii) All outstanding Minimum Guaranteed Payment Advances and Working Capital Advances (and accrued interest thereon) or any other amounts owing to Manager under the Operating Note;

                  (iii) Current principal, interest and any other payments due on Facility Loan;

                  (iv) Current principal, interest and any other payments due on the Transition Loan;

                  (v) Management compensation due Manager under Section 5.5(b) below; provide that if the distribution under this subsection in any month is insufficient to fund such payment in full, the unpaid amount shall be deferred and paid under subsection (vi) below;

                  (vi) Any amounts deferred (including interest on any deferred management compensation which interest shall accrue at the rate of the prime interest rate of Chase Manhattan Bank, N.A. (or any successor bank) plus two percent (2%) from the date the management compensation is deferred) under subsections (ii), (iii), (iv) and (v) above;

                  (vii) Any monthly capital replacement or other reserve contributions which have been created with the written approval of the Manager and the Tribe;

                  (viii) Any indemnification or other obligations then owing by the Tribe to Manager under any Transaction Document and not paid as Costs of Gaming Operations or Costs of Incidental Operations (provided Manager has provided written notice to the Tribe that above amounts are owed under the Transaction Documents, and the Tribe has not disputed the same or such amounts have been determined to be owing through an arbitration proceeding under Article 10 hereof); and

                  (ix) All remaining Net Total Revenues shall be disbursed to the Tribe at the same time the Management compensation is paid, subject to the rights of the Manager under the Dominion Account Agreement upon the occurrence of a Material Breach by the Tribe.

         (b) As compensation for Manager's services, Manager shall receive thirty-five percent (35%) of Net Total Revenues for the prior calendar month, for so long as this Management Agreement shall remain in effect during the term hereof, as provided in this Management Agreement. Any amounts owing to Manager hereunder shall be Limited Recourse obligations of the Tribe and shall be subject to the security provisions described in Section 5.3(c) hereof, including the Dominion Account Agreement and Security Agreement.

         (c) Manager, on behalf of the Enterprise, is responsible for making the Net Total Revenues disbursements to the appropriate party.

         5.6 Annual Audit. With respect to each Fiscal Year, Manager, on behalf of the Enterprise, shall cause an audit to be conducted by an independent certified public accountant from a Big Five accounting firm with more than five
(5) years experience in audits of gaming enterprise operations selected and approved by the Tribe, and on or before one hundred twenty (120) days after the end of such year, such accounting firm shall issue a report with financial statements in accordance with GAAP with respect to the preceding Fiscal Year (or portion of the year in the case of the first year) operations of the Enterprise, including operating statements, balance sheets, income statements and statements reflecting the amounts computed to be distributed in accordance with Section 5.5 hereof, such report to be approved at an annual meeting to be held at a location mutually agreed upon by the parties. In addition, upon termination of this Management Agreement in accordance with its terms, such accounting firm shall conduct an audit, and on or before ninety (90) days after the termination date, shall issue a report setting forth the same information as is required in the annual report, in each case with respect to the portion of the Fiscal Year ending on the termination date. If the Net Total Revenues or other amounts paid to the Tribe or Manager in accordance with Section 5.5 (b) above for relevant period are different from the amount which should have been paid to such party based on the report prepared by the accounting firm and based upon the provisions of this Management Agreement, then to the extent either party received an overpayment, it shall repay and deposit the amount of such overpayment into the bank account referenced in Section 2.8 (a) hereof within twenty-five (25) days of the receipt by such party of the accountant's report, and to the extent either party received an underpayment, it shall receive a distribution from the bank account referenced in Section 2.8 (a) hereof of the amount of such underpayment within ten (10) days of the receipt by such party of the accountant's report. Manager may make adjustment to future payments to correct a discrepancy if required distributions are not made.

         5.7 Advances for Working Capital. Where amounts in bank accounts established pursuant to Section 2.8 hereof are insufficient to meet Costs of Gaming Operation or Costs of Incidental Operation, then after the first Fiscal Year, Tribe and Manager shall advance monies to the Enterprise sufficient to meet Costs of Gaming Operation and Costs of Incidental Operation on a prorated basis equal to their percentage of Net Total Revenues distribution under Section 5.5(b) hereof. During the first Fiscal Year Manager shall advance monies to the Enterprise sufficient to meet Costs of Gaming Operations and Costs of Incidental Operations. If Manager makes any advances hereunder ("Working Capital Advances", which advances shall be evidenced by an Operating Note substantially in the form attached hereto as Exhibit F and shall accrue interest rate of the prime interest rate of Chase Manhattan Bank, N.A. (or any successor bank) plus two percent (2%) from the date the advances are made), Manager shall be repaid as provided in Section 5.5 hereof (and any amounts outstanding on account of Working Capital Advances at the end of the term of this Management Agreement shall be immediately due and payable by the Tribe). Any Working Capital Advances shall be Limited Recourse obligations of the Tribe and shall be subject to the security provisions described in Section 5.3(c) hereof, including the Dominion Account Agreement and Security Agreement. Any advances made by the Tribe hereunder shall accrue interest at the same rate as applies to the Transition Loan as described in Section 2.3(c) hereof.

         5.8 Development and Construction Cost Recoupment. The maximum dollar amount for recoupment of development and construction costs for the Facility and Enterprise shall be the total amount of the sums advanced by the Lender or Developer to the Tribe pursuant to the Transition Loan under Section 2.3 and the Facility Loan under Section 2.5 of the Development Agreement.


                                   ARTICLE 6
                          TERMINATION/MATERIAL BREACH

         6.1 Termination for Cause. Either party may terminate this Managemnt Agreement if the other party commits or allows to be committed a Material Breach (as hereinafter defined) of this Memorandum of Agreement and fails to cure such breach within sixty (60) calendar days after receipt of a written notice from the non-breaching party identifying the nature of the Material Breach in specific detail and its intention to terminate this Memorandum of Agreement; provided, however, that if the nature of such breach (but specifically excluding breaches curable by the payment of money) is such that it is not possible to cure such breach within sixty (60) days, such sixty-day period shall be extended for so long as the breaching party shall be using diligent efforts to effect a cure thereof, and provided further that Manager shall not be entitled to an extension of such sixty-day cure period in the event of theft, embezzlement or willful misconduct with respect to the handling of money or other property. Termination is not an exclusive remedy for claims of a Material Breach, and the parties shall be entitled to other rights and remedies as may be available pursuant to the terms hereof or under applicable law. For purposes of this Memorandum of Agreement, a "Material Breach" is any of the following circumstances: (i) failure of Manager to provide the Tribe with the monthly Minimum Guaranteed Monthly Payments pursuant to Section

5.3 hereof, unless suspended pursuant to the terms of Sections 5.3(b) or 6.4(b) hereof, (ii) material failure of either party to perform a material obligation hereunder, or under the Development Agreement, or any document or agreement related hereto or thereto for reasons not excused under Section 9.6 hereof (Force Majeure), (iii) if any of Manager's employees are found guilty of theft, embezzlement or crime of moral turpitude by a final judgment of a court of competent jurisdiction and if, after knowledge of such final judgment, Manager does not remove such employee from connection with Class III Gaming operations of the Enterprise, (iv) default under the Facility Note, the Interim Promissory Note, the Operating Note, or any document or agreement related hereto or thereto, or (v) any representation or warranty made pursuant to Section 9.11 or
9.12 hereof proves to be knowingly false or erroneous in any material way when made. Any final notice of termination hereunder shall be in writing detailing the reason the party considers the Material Breach not to be cured and must be delivered to the other party before such termination becomes effective.

         6.2 Mutual Consent. This Management Agreement may be terminated at any time upon the mutual written consent and approval of the parties.

         6.3 Involuntary Termination Due to Changes in Law or Tribal-State Compact. The parties hereby agree to use their best efforts to conduct Class III Gaming activities in accordance with this Management Agreement and to ensure that such activities and this Management Agreement conform to and comply with all applicable laws and a Tribal-State Compact. The Tribe agrees that, except as may be required by federal law, the Tribe will not enact or pass any new ordinances subsequent to the execution of this Management Agreement that would materially impair the rights of Manager under this Management Agreement. In the event of any change in state or federal laws that results in a final determination by the Secretary, the National Indian Gaming Commission, or a court of competent jurisdiction that this Management Agreement is unlawful, the Tribe and Manager shall use their respective good faith best efforts to amend this Management Agreement in a mutually satisfactory manner which will comply with the change in applicable laws and not materially change the rights, duties and obligations of the parties hereunder. In the event such amendment can not be legally effected following exhaustion of all such good faith best efforts (including the lapse of all legal proceedings and appeal periods without favorable results) performance of this Management Agreement shall be automatically suspended effective upon the date that performance of this Management Agreement becomes unlawful by such final determination, and either party shall have the right to terminate such suspended Management Agreement (except the Notes and Security Provisions, as defined in Section 6.4 (b)) upon written notice to the other party.

         6.4 Other Rights upon Material Breach; Ownership of Assets and Repayment of Obligations on Termination.

         (a) Upon the occurrence of any Material Breach or upon the occurrence of any event or circumstance which with the giving of notice or the passage of time or both would constitute a Material Breach, the Manager may suspend its obligation to make any Minimum Guaranteed Payment Advances, until such time as the default has been cured. Upon the occurrence of any Material Breach, the Manager may suspend its obligation to make any Working Capital Advances until such time as the Material Breach has been cured.

         (b) Upon termination: (i) the Tribe will retain full ownership of the Facility, Plans and Specifications therefor, and the Enterprise and its assets, subject to Manager's security interest in the Net Total Revenues of the Enterprise pursuant to the Dominion Account Agreement and the Tribe's Limited Recourse obligations under the Operating Note (if not yet satisfied), or any security interests or liens in any Furnishings and Equipment purchased with Facility Loan and Transition Loan proceeds or other purchase money agreements; and, (ii) Manager will have no rights to the Enterprise and its assets or the Facility (or any equipment, books and records, materials or furnishings therein that were purchased with Costs of Gaming or Incidental Operations) except as to the security interests and liens recited above or as may be established otherwise by a proceeding pursuant to Article 10 hereof. In the event of any termination (whether voluntary or involuntary), the Tribe shall continue to have the obligation to pay unpaid principal and interest and other amounts due under indemnity obligations or the Operating Note (if not yet satisfied). Any and all obligations and provisions contained in this Management Agreement concerning indemnity obligations or repayment of the Operating Note and the security therefor (collectively, the "Notes and Security Provisions"), shall survive termination this Management Agreement. In the event of termination for any reason, and subject to its rights under the dispute resolution provisions under
Article 10 herein, Manager shall cooperate with the Tribe in the orderly transition of management of the Enterprise, and shall provide the Tribe or its designee with any and all books, records, documents, contracts, and all other information relating to the Facility or the Enterprise, whether such information shall be in electronic, hard copy or any other form. In addition to any other survival provisions set forth in this Management Agreement, upon the occurrence of any termination of this Management Agreement, the terms and provisions of Articles 6 and 7 and Sections 9.1, 9.3, 9.4, 9.5, 9.6, 9.7, 9.8, 9.9, 9.10,
9.11, 9.12, 9.13, 9.14, 9.15, 9.16, 9.17, 9.18, 9.19, 9.20, 9.22, 9.24 and 10.3
hereof shall survive such termination. If at the time of termination the Tribe's obligations under the Operating Note remain unsatisfied in full, then the Tribe may either pay the Note obligations in full, or to the extent economically feasible (as hereinafter defined), the Tribe shall have the obligation to continue to operate and maintain the Facility and Enterprise in accordance with reasonable industry standards, and as to any portions of the Facility and the Enterprise that are no longer economically feasible to operate, the Tribe and the Manager shall conduct an orderly liquidation of such assets and any liquidation proceeds (net of reasonable sale costs) shall be deposited into the Dominion Account and disbursed in accordance with the same terms and provisions applicable to Gross Total Revenues, provided however that such liquidation proceeds shall be excluded from Net Total Revenues for purposes of calculating the management compensation of any Replacement manager whether under Section 5.5(b) hereof or otherwise; and the Tribe shall keep the Facility and Enterprise and all related assets insured for the coverages and amounts required by this Management Agreement and name Manager as an additional insured, loss payee and mortgagee, as applicable and provide evidence thereof upon request until all amounts owing to Manager have been paid in full, and if any portion of the Enterprise assets are damaged by any casualty and it is economically feasible for the Tribe to continue to operate such damaged assets, then the Tribe shall repair and reconstruct such operations that were damaged and are to be continued, and any excess insurance proceeds that are not used to repair and reconstruct the applicable damaged Enterprise assets shall be deposited into the Dominion Account and disbursed in accordance with the same terms and provisions applicable to Gross Total Revenues, provided however that such excess proceeds shall be excluded from Net Total Revenues for purposes of calculating the management compensation of any Replacement manager whether under Section 5.5(b) hereof or otherwise. As used herein and in Section 6.6(d) hereof, the term "economically feasible" shall mean that the gross revenues derived from any applicable operations is in excess of that needed to pay the Costs of Gaming Operations or Costs of Incidental Operations, as applicable to the operations in question.

         (c) Subject to the provisions of Section 6.1, in the event of termination of this Management Agreement for any reason prior to the full repayment to Manager of any amounts owed to it by the Tribe under the Transaction Documents, including without limitation, the Operating Note, the Tribe shall, as promptly as reasonably possible, appoint a person or entity qualified to manage the Facility and operate the Enterprise (the "Replacement") and use its best efforts to obtain approvals of all required Governmental Authorities for such Replacement, provided the obligation to continue to operate under Section 6.4(b) exists. The Tribe agrees to keep full and accurate financial records of operations of the Enterprise by such Replacement and to allow Manager to audit such records at reasonable times prior to full repayment to Manager of any amounts owed to it by the Tribe under the Transaction Documents, including without limitation, the Operating Note, and that Tribe's compliance with this paragraph shall not preclude the Manager from exercising any of its other rights and remedies hereunder or any document or agreement related hereto, including, without limitation, rights under the Operating Note and the Dominion Account Agreement.

         6.5 Notice of Termination. In the event of a proposed termination pursuant to this Article, the Tribe shall provide notice of the termination to the Secretary or other appropriate Governmental Authorities within ten (10) days after the termination.

         6.6 Cessation of Class III Gaming at the Facility.

         (a) If, during the term of this Management Agreement, Class III Gaming cannot be lawfully conducted at the Facility by reason of the application of any legislation or court or administrative agency order or decree adopted or issued by a governmental entity having the authority to do so, Manager shall, within 60 days after such legislation, order or decree becomes effective, elect to:

                  (i) retain Manager's interest in this Management Agreement and suspend Gaming operations until such date, if any, during the term of this Management Agreement on which Class III Gaming at the Facility becomes lawful (during which period the term of the Management Agreement will be tolled until Class III Gaming at the Facility becomes lawful or the parties mutually agreed otherwise); or

                  (ii) retain Manager's interest in this Management Agreement, suspend Class III Gaming operations until such date, if any, during the term of this Management Agreement on which Class III Gaming at the Facility becomes lawful

         (during which period the term of the Management Agreement will be tolled until Class III Gaming at the Facility becomes lawful or the parties mutually agreed otherwise), and with the prior approval of the Tribe, which approval shall not be unreasonably withheld, use the Facility for any other lawful purpose pursuant to a use agreement containing terms reasonably acceptable to Manager and the Tribe; or

                  (iii) terminate Class III Gaming operations and terminate this Management Agreement.

         Manager shall give the Tribe written notice of Manager's election within such 60-day period.

         (b) If Manager elects to retain its interest in this Management Agreement under Section 6.6 (a)(i) or (ii) above, Manager shall have the right (but not the obligation) to commence Class III Gaming operations within sixty
(60) days after the date on which Class III Gaming becomes lawful. Manager may exercise such right by giving the Tribe written notice of such exercise within thirty (30) days after the date on which Class III Gaming becomes lawful. Any reasonable payment to any third party made during the period during which Class III Gaming is unlawful to preserve or eliminate any leasehold or purchase contract rights of the Facility shall be paid by Manager from Enterprise funds after mutual approval of the Tribe and Manager as Costs of Gaming Operation or Cost of Incidental Operations, as applicable, and reimbursed after Class III Gaming is recommenced.

         (c) If, during the term of this Management Agreement, the Facility is damaged by casualty or other occurrence to the extent, as reasonably determined by Manager, that Class III Gaming cannot be conducted at the Facility, Manager shall elect to:

                  (i) retain Manager's interest in this Management Agreement pending repair or reconstruction of the Facility, suspend Class III Gaming operations pending the repair or reconstruction of the Facility (during which period the term of the Management Agreement will be tolled until Class III Gaming can be conducted at the Facility or the parties mutually agreed otherwise), and arrange for such repair or reconstruction in the manner described in this Section 6.6; or

                  (ii) terminate this Management Agreement, such termination to be effective on the sixtieth (60th) day after written notice of termination shall have been delivered to the Tribe.

         Manager shall give the Tribe and Tribe written notice of Manager's election under subsection within sixty (60) days after such casualty or occurrence.

         (d) If Manager elects to retain its interest in this Management Agreement under Section 6.6(c)(i) above, the Tribe shall be obligated to make such repairs or reconstruction as the Manager shall reasonably determine should be made to the Facility (to the extent that insurance proceeds are available or as otherwise mutually agreed by the Tribe and Manager), and Manager shall promptly verify the amount of insurance proceeds available to pay the cost of repair or reconstruction. If the Manager elects to retain its interests under Section 6.6(c)(i) above, Manager is hereby granted the authority to submit, adjust and settle, on behalf of the Tribe, all insurance claims associated with the casualty or occurrence; provided, however, that Manager shall obtain the Tribe's prior written consent (which consent shall not be unreasonably withheld) to any settlement. Manager shall provide copies of all settlement documents to the Tribe. If the Manager does not elect to retain its interest under Section 6.6(c)(i) above and if the Tribe's obligations under the Operating Note are not yet satisfied, then: (a) the Tribe shall have the authority to submit, adjust and settle all insurance claims provided that any final settlement shall be with the prior written consent of Manager which will not be unreasonably withheld, and the Tribe shall provide copies of all settlement documents to the Manager; (b) to the extent economically feasible (as defined in Section 6.4(b), the Tribe shall have the obligation to continue to operate and maintain the Facility and Enterprise in accordance with reasonable industry standards, and as to any portions of the Facility and the Enterprise that are no longer economically feasible to operate, the Tribe and the Manager shall conduct an orderly liquidation of such assets and any liquidation proceeds (net of reasonable sale costs) shall be deposited into the Dominion Account and disbursed in accordance with the same terms and provisions applicable to Gross Total Revenues, provided however that such liquidation proceeds shall be excluded from Net Total Revenues for purposes of calculating the management compensation of any Replacement Manager whether under Section 5.5(b) hereof or otherwise; (c) the Tribe shall repair and reconstruct such operations that were damaged and are to be continued; and (d) any excess insurance proceeds that are not used to repair and reconstruct the applicable damaged Enterprise assets shall be deposited into the Dominion Account and disbursed in accordance with the same terms and provisions applicable to Gross Total Revenues, provided however that such excess proceeds shall be excluded from Net Total Revenues for purposes of calculating the management compensation of any Replacement manager whether under Section 5.5(b) hereof or otherwise.

         (e) If Manager elects to terminate this Management Agreement under this
Section 6.6, the provisions of Section 6.4 above shall apply.

         6.7 Renewal Option.

         The parties by mutual agreement may decide to renew or extend the Management Agreement of this Management Agreement. Any such renewal or extension shall only become effective upon approval by the NIGC and appropriate licensing by the Gaming Commission.

         6.8 Buyout Option.

         Following forty-eight (48) months of continuous operation of Class III Gaming at the Enterprise, the Tribe shall have the option to buy out the Manager's remaining rights under this Management Agreement for an amount equal to the present value, using a discount rate of two percent above the prime interest rate of Chase Manhattan Bank, N.A. or any successor bank, of the Remaining Management Fees (as hereinafter defined). The term "Remaining Management Fees" shall mean the total monthly compensation which would have been payable to Manager under Section 5.5(b) hereof for the balance of the term of this Agreement, assuming that such monthly compensation would be the average of the compensation paid to Manager during the most recent operating twelve months prior to such buy out.

         6.9 Cumulative Remedies.

         All rights or remedies of either the Tribe or Manager under this Management Agreement or any other Transaction Documents shall be cumulative and may be exercised singularly in any order or concurrently, at such party's respective option, and the exerciser or enforcement of any such right or remedy shall neither be a condition to nor bar to the exercise or enforcement of any other right or remedy.


                                    ARTICLE 7
                              RELEASE AND INDEMNITY

         7.1 Third-Party Claims. Neither party shall be entitled to recover from, and expressly releases, the other party, its agents, directors, officers and employees, from or for any third-party damages, claims, causes of action, losses and/or expenses of whatever kind or nature, except claims resulting from the other party's own gross negligence or willful or criminal misconduct, including attorneys' fees and expenses incurred in defending such claims in connection with the lawful operation of the Facility and Enterprise in accordance with the terms of this Management Agreement; and such claims, damages, losses or expenses shall be considered either Costs of Gaming Operation or Costs of Incidental Operations, depending on the circumstances and nature of the claim, payable from the bank accounts established pursuant to Section 2.8(a) hereof.

         7.2 Indemnity from Manager. Notwithstanding Section 7.1, Manager shall indemnify and hold the Tribe, its agents, directors, officers and employees, harmless against any and all damages, claims, losses or expenses of whatever kind or nature, including reasonable attorneys' fees and expenses incurred in defending such claims, resulting from the gross negligence or willful or criminal misconduct of Manager, its officers and directors in connection with Manager's performance of this Management Agreement, and no such damages, losses or expenses shall be paid from the bank accounts established pursuant to Section
2.8 (a) hereof, nor shall such losses or expenses be considered Costs of Gaming Operations or Costs of Incidental Operations.

         7.3 Indemnity from Tribe. Notwithstanding Section 7.1, Tribe shall upon request indemnify and hold Manager, its agents, directors, officers and employees, harmless against any and all damages, claims, losses or expenses of whatever kind or nature, including reasonable attorneys' fees and expenses incurred in defending such claims, resulting from the gross negligence or willful or criminal misconduct of the Tribe, its officers, directors, or tribal government employees, in connection with the Tribe's performance of this Management Agreement, and no such damages, losses or expenses shall be considered Costs of Gaming Operations or Costs of Incidental Operations.

         7.4 Indemnity Against Unauthorized Debt and Liabilities. The parties expressly agree that neither this Management Agreement nor its performance creates or implies a partnership between the parties or authorizes either party to act as agent for the other except to the extent expressly provided herein. Manager hereby agrees to indemnify and hold the Tribe harmless from any third-party claims, actions and liabilities, including reasonable attorneys' fees on account of obligations or debts of Manager that Manager is not authorized to undertake as agent for the Tribe pursuant to the terms of this Management Agreement. The Tribe likewise agrees to indemnify and hold Manager harmless from any third-party claims, actions and liabilities on account of any of the separate obligations or debts of the Tribe that are not authorized Costs of Gaming Operations or Costs of Incidental Operations pursuant to this Management Agreement.

         7.5 Indemnity Agreement. In connection with any indemnity obligations hereunder, the parties agree they will comply with the terms and conditions set forth in the Indemnity Agreement attached to the Development Agreement as Exhibit E.


                                    ARTICLE 8
                               PARTIES IN INTEREST

         8.1 Payment of Fees and Submission of Information for Background Investigations.

         Upon execution of this Management Agreement, Manager shall pay the fees required by federal and Tribe regulations for background investigations for the "Parties in Interest" as defined herein, and it shall submit the information required by this Section in duplicate to the National Indian Gaming Commission and the Gaming Commission and update such information at any time that changes occur in prior submissions so as to allow complete background investigations. In no event shall the cost of background investigations under this Section relating to Gaming Commission regulations exceed $25,000.

         (a) As used in this Section 8.1, the term, "Parties in Interest" includes any person or entity with a financial interest in, or having management responsibility for, this Management Agreement or for which background investigations are required by 25 C.F.R. Part 537, and any amendments thereto.

         (b) Manager shall require sufficient information and identification from each "Party in Interest" to perform a background investigation for the purpose of determining the suitability of such persons for employment in a Class III Gaming operation, including, at a minimum, the information required by the National Indian Gaming Commission as set forth in 25 C.F.R. Part 537.

         (c) Without limiting the foregoing, Manager shall obtain a current set of fingerprints on each person for whom background investigations are required by the Gaming Commission and the National Indian Gaming Commission, using forms supplied by the National Indian Gaming Commission and/or the Gaming Commission, which shall be referred to the Federal

Bureau of Investigation (FBI) Fingerprint Identification Division or other law enforcement agency designated by the Gaming Commission.

         (d) The parties hereby certify that a listing of all "Parties in Interest" as defined in Section 8.1 (a) above is set forth in Exhibit D hereto. All such "Parties in Interest", as such listing shall be supplemented from time to time, shall be required to furnish the information required by this Section
8.1 prior to obtaining such interest. All necessary Governmental Authorities must approve any change in the "Parties in Interest". Any change of a person listed in Exhibit D shall not constitute a change in persons with a financial interest in or management responsibility for a management contract.

         8.2 Removal; Divestiture. Should the Gaming Commission or the National Indian Gaming Commission, in a final non-appealable decision, find that any person with a "direct or indirect financial interest" in this Management Agreement (as defined in 25 C.F.R. ss. 502.17, and any amendments thereto) whose prior activities, criminal record, if any, or reputation, habits, and associations pose a threat to the public interest, or the tribal interest, or the effective regulation of gaming, or create or enhance the dangers of unsuitable, unfair, or illegal practices and methods and activities in the conduct of gaming or the carrying on of related business and financial arrangements, and should either agency notify Manager or the Tribe of such finding, then Manager shall require such individual to divest his or her interest in this Management Agreement and remove such person from all association with operations under this Management Agreement within ten (10) business days of receipt of such notice. In addition, if any person with "direct or indirect financial interest" in this Management Agreement (as defined in 25 C.F.R. ss. 502.17, and any amendments thereto) that: (a) has been or is subsequently convicted of a felony relating to gaming, (b) knowingly or willfully provided materially false statements to the Tribe, the Gaming Commission or the National Indian Gaming Commission, or refused to respond to questions from either of such agencies, or (c) attempts to unduly interfere or unduly influence for his or her gain or advantage any decision or process of tribal government relating to Class III Gaming and if Manager becomes aware of such conflicts or prohibited actions, then Manager shall notify Tribe of such event and within seventy-two (72) hours cause such person to divest his or her interest in this Management Agreement.


                                    ARTICLE 9
                                  MISCELLANEOUS

         9.1 Assignment and Subcontractors. The rights and obligations under this Management Agreement shall not be assigned or subcontracted by any party without the prior written consent of the other party and without first obtaining prior approval by the National Indian Gaming Commission or the BIA, if applicable, and any other necessary regulatory approvals. However, the Tribe reserves the right to assign its rights and obligations under this Management Agreement (together with all right, title and interests to the Enterprise assets and the Development Agreement) to a tribally chartered entity or an IRA section 17 corporation that it wholly owns and controls, and the Manager reserves the right to assign its rights and obligations under this Management Agreement to a wholly owned subsidiary provided that the original Manager hereunder, or an affiliated entity reasonably satisfactory to the Tribe, remains obligated hereunder by means of a guaranty or other accommodation reasonably satisfactory to the Tribe, and further provided that Manager shall have received prior approval from the National Indian Gaming Commission or the BIA, if applicable, and any other necessary regulatory approvals. Any assigning party engaging in a permitted assignment described above shall and shall cause its assignee to execute and deliver to the other party such assignment and assumption agreements together with evidence of the due authorization, execution, delivery and enforceability of such assignment documents as may be reasonably requested. Other than as expressly provided herein or in Section 9.2 below, any attempted assignment or subcontracting without such consent and approval shall be void. Approval of any assignment or subcontract to any new party must be preceded by a complete background investigation of the new party as required by Section 8.1. Subject to the preceding requirements, this Management Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

         9.2 Change of Control in Ownership Interest. Any Change of Control (as defined herein) in Manager shall require prior written consent of the Tribe and be subject to Legal Requirements, or this Management Agreement shall be terminated. For purposes of this Management Agreement, a "Change of Control" means the acquisition by any person or affiliated group of persons not presently members of Manager of beneficial ownership of 51% or more of membership interest in Manager.

         9.3 Notices. Any notice, consent or any other communication permitted or required by this Management Agreement shall be in writing and shall be effective on the date sent and shall be delivered by personal service, via telecopier with reasonable evidence of transmission, express delivery or by certified or registered mail, postage prepaid, return receipt requested, and, until written notice of a new address or addresses is given, shall be addressed as follows:

         If to the Tribe:           The Nipmuc Nation Tribal Council
                                    156 Worcester-Providence Highway
                                    Suite 28
                                    Sutton Square Mall
                                    Sutton, MA 01590
                                    Attention: Chairman

         With a copy to:            Christopher P. Sullivan, Esq.
                                    Robins, Kaplan, Miller & Ciresi L.L.P.
                                    222 Berkeley Street
                                    Boston, MA 02116

         If to the Manager:         Lakes Nipmuc, LLC
                                    130 Cheshire Lane
                                    Minnetonka, MN 55305
                                    Attention: Timothy J. Cope

         With a copy to:            Kevin C. Quigley, Esq.
                                    Johnson Hamilton Quigley Twait & Foley PLC
                                    W1450 First National Bank Building
                                    332 Minnesota Street
                                    St. Paul, MN 55101-1314

                  and               Brian Klein, Esq.
                                    Maslon, Edelman, Borman & Brand, LLP
                                    3300 Wells Fargo Center
                                    90 South Seventh Street
                                    Minneapolis, MN 55402-4140

         Copies of any notices shall be given to the Gaming Commission.

         9.4 Amendments. This Management Agreement may be amended only by written instrument duly executed by all of the parties hereto and with any and all necessary regulatory approvals previously obtained.

         9.5 Counterparts. This Management Agreement may be executed in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         9.6 Force Majeure. No party shall be in default in performance due hereunder if such failure or performance is due to causes beyond its reasonable control, including acts of God, war, fires, floods, or accidents causing damage to or destruction of the Facility or property necessary to operate the Facility, or any other causes, contingencies, or circumstances not subject to its reasonable control which prevent or hinder performance of this Management Agreement; provided, however, that the forgoing shall not excuse any obligations of the Tribe to make monetary payments to the Manager as and when required hereunder or in any related document or agreement.

         9.7 Time is Material. The parties agree that time is of the essence and the time and schedule requirements set forth in this Management Agreement are material terms of this Management Agreement.

         9.8 Further Assurances. The parties hereto agree to do all acts and deliver necessary documents as shall from time to time be reasonably required to carry out the terms and provisions of this Management Agreement.

         9.9 Severability. In the event that any provision of this Management Agreement is, by final order of a court of competent jurisdiction or Government Authority, held to be illegal or void, the validity of the remaining portions of the Management Agreement shall be enforced as if the Management Agreement did not contain such illegal or void clauses or provisions, and the parties shall use their best efforts to negotiate an amendment to this ManagmentAgreement which will comply with the judicial order and maintain the originally contemplated rights, duties and obligations of the parties hereunder.

         9.10 Sovereign Immunity. Except for the Resolution of Limited Waiver attached hereto as Exhibit C and incorporated herein by reference, nothing in this Management Agreement shall be deemed or construed to constitute a waiver of sovereign immunity of the Tribe and the only applicable waivers of sovereign immunity shall be those expressly provided and executed by the Tribe's duly authorized representative and substantially conforming to the form as approved by the parties. The parties agree that they will not amend or alter the Resolution of Limited Waiver which will in any way lessen the rights of any party as set forth in the Resolution of Limited Waiver, including without limitation the covenant therein of the Tribe to preserve its effective terms in the event of future changes in its legal status or governance. This Section 9.10 shall survive termination of this Management Agreement, regardless of the reason for the termination.

         9.11 Representations and Warranties of Manager. The Manager hereby represents and warrants as follows:

                  (a) This Management Agreement has been duly executed and delivered by Manager and, when approved by necessary Governmental Authorities as set forth (where applicable), will constitute a valid and binding obligation, enforceable against Manager in accordance with its terms.

                  (b) The execution and delivery of this Management Agreement, the performance by Manager of its obligations hereunder and the consummation by Manager of the transactions contemplated hereby will not violate any contract or agreement to which Manager or any of its affiliated companies is a party or any law, regulation, rule or ordinance or any order, judgment or decree of any federal, state, tribal or local court or require any regulatory approval beyond those contemplated herein.

                  (c) Manager has the full legal right, power and authority and has taken all action necessary to enter into this Management Agreement, to perform its obligations hereunder, and to consummate all other transactions contemplated by this Management Agreement.

         9.12 Representations and Warranties of Tribe. The Tribe hereby represents and warrants as follows:

                  (a) The Tribe is a duly organized Indian tribe under the Constitution of the Tribe and laws of the United States. The Tribe agrees that it shall ratify this Management Agreement and its rights, liabilities obligations hereunder and any related document or agreement thereto within ten (10) days of final agency determination by the United States government recognizing the Tribe as a federally recognized tribe.

                  (b) The Tribe has full legal right, power and authority under the laws for the Tribe and has taken all official Tribal Council action necessary (i) to enter into this Management Agreement and authorize the Tribe to execute and deliver this Management Agreement, the

         Operating Note, Dominion Account Agreement, Security Agreement, and any and all other documents and agreements related thereto or contemplated thereby (collectively, the "Transaction Documents"), (ii) to perform its obligations hereunder and thereunder, and (iii) to consummate all other transactions contemplated by this Management Agreement and the other Transaction Documents.

                  (c) This Management Agreement, the Operating Note, and the other Transaction Documents, when executed and delivered by Tribe and approved by necessary Governmental Authorities, including the Tribe, will constitute a valid and binding obligation, enforceable against Tribe in accordance with their terms.

                  (d) The execution and delivery of this Management Agreement, the Operating Note, and the other Transaction Documents, the performance by Tribe of its obligations hereunder and the consummation by Tribe of the transactions contemplated hereby will not violate any contract or agreement to which Tribe is a party, law, regulation, rule or ordinance or any order judgment or decree of any federal, state, tribal or local court, or require any approval by Governmental Authorities beyond those contemplated herein.

         9.13 Governing Law. This Management Agreement has been negotiated, made and executed at the Tribe's office located in the Commonwealth of Massachusetts and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflict of laws provisions, and applicable federal laws.

         9.14 Entire Agreement. This Management Agreement, including all exhibits, represents the entire agreement between the parties and supersedes all prior agreements relating to management of Class III Gaming conducted by the Tribe at the Facility and the operations of the Enterprise.

         9.15 Representatives of Tribe. The Tribal Council shall furnish to Manager a list of the authorized representatives who are empowered to act on behalf of the Tribe for the purposes of this Memorandum of Agreement and the Tribe shall keep such list current.

         9.16 Limitations of Liability.

         Manager expressly agrees that the Tribe's total aggregate liability for damages for breach of the Management Agreement shall be limited in accordance with the Resolution of Limited Waiver attached hereto as Exhibit C and incorporated herein by reference.

         9.17 Approvals. Unless otherwise provided herein, all approvals or consents required by either party hereunder shall not be unreasonably withheld or delayed. Unless otherwise provided herein, approval by the Tribal Council or its duly authorized representative shall be deemed to constitute approval by the Tribe and approval by the Chief Executive Officer of the Manager shall be deemed to constitute approval by the Manager.

         9.18 Best Efforts. Except as otherwise provided herein, Manager and the Tribe shall use their best efforts to perform and fulfill their obligations under this Management Agreement in the manner required by this Management Agreement.

         9.19 Request for NIGC Approval. The parties specifically request that the NIGC, or the Secretary where appropriate, approve this Management Agreement and the other Transaction Documents, if required or declare that such approval is not required.

         9.20 Non-disclosure. The parties agree not to divulge to third parties the terms of this Management Agreement or any other proprietary or confidential information exchanged between the parties pursuant to this Management Agreement, unless (i) the information is required to be disclosed pursuant to judicial order or Legal Requirements, (ii) the information is at the time of disclosure already in the public domain, or (iii) to the extent required in order to obtain financing. This prohibition shall not apply to disclosures by either party to their attorneys, accountants, or other professional advisers. In situations where disclosure of the terms of this Management Agreement to regulatory, governmental or judicial entities is required by law or regulations, the parties will make reasonable efforts to secure confidential treatment of the economic terms of this Management Agreement by such entities; provided, however, this disclosure restriction shall not prohibit Manager making any SEC filings it deems legally necessary. The parties agree to consult with each other and cooperate regarding any press releases regarding this Management Agreement and the relationships described herein.

         9.21 Non-Competition and Right of First Offer. Manager agrees that, during the term of this Management Agreement and the Development Agreement, neither Manager, nor any parent entity, subsidiary entity or otherwise affiliated entity, shall manage or have any direct or indirect ownership or other interest in, or consult with or otherwise provide any financing or services to, any facility (other than the Facility) where Class II or Class III Gaming is conducted within the States of Massachusetts, Connecticut or Rhode Island (the "Restricted Area") without the prior written consent of the Tribe. In the event that the Tribe desires to conduct Class II or Class III Gaming within the Restricted Area (other than at the Facility) during the term of this Management Agreement or the Developement Agreement, the Tribe shall first offer to Manager the right to develop and manage such facility upon the terms and conditions proposed by the Tribe, with a prompt response by Manager required, but in no event later than thirty (30) days after written notice from the Tribe. In the event that Manager declines to accept such offer upon such terms and conditions, the Tribe shall have the right to pursue such Class II or Class III Gaming provided that (i) the Tribe may not offer to an unrelated third party terms and conditions which are more favorable than those offered to Manager, and
(ii) such Class II or Class III Gaming shall not commence operations prior to the opening of the Facility unless this Management Agreement or the Development Agreement shall have been terminated. Manager and the Tribe acknowledge that notwithstanding their mutual intent hereunder to conduct Class III Gaming, the parties may mutually agree to conduct Class II Gaming at the Facility while conducting Class III Gaming at the Facility. In such event, the Tribe agrees that Manager or its affiliate will manage the Class II Gaming facility for a term of seven (7) years and pursuant to such other terms to which the parties shall mutually agree. The parties shall mutually agree to the scope and size of any Class II Gaming facility that they determine to build and operate as part of the Enterprise.

         9.22 Other Business Opportunities. During the term of this Management Agreement, or until Manager is repaid in full on the Operating Note, whichever is later, the Tribe is free to pursue other real estate and development opportunities; provided it grants to Manager the right of first refusal to participate with the Tribe upon the terms and conditions proposed by the Tribe, with a prompt response by Manager required, but in no event later than thirty
(30) days after written notice from the Tribe. In the event that Manager declines to participate with the Tribe upon such terms and conditions, the Tribe shall have the right to pursue such opportunity but may not offer to an unrelated third party terms and conditions which are more favorable than those offered to Manager.

         9.23 Use of Trade Marks and Trade Names. To assure that the Tribe can continue operation of the Facility and Enterprise without disruption in the event that this Management Agreement is terminated or not renewed, Manager agrees that, in identifying any portion of the Facility or Enterprise or services offered within the Facility or Enterprise, Manager shall use only those trade marks or trade names which are not owned by Manager or by any third party. Manager agrees that it shall have no ownership interest in, nor shall it use for its own account or the account of others, any trade name or trade mark, copyrighted material or other intellectual property relating to the Tribe, Facility or Enterprise, all of which shall remain the sole property of the Tribe.

         9.24 Recitals. The recitals at the beginning of this Management Agreement are true and are incorporated by reference herein.


                                   ARTICLE 10
                               DISPUTE RESOLUTION

         10.1 Disputes Between the Enterprise and Patrons. Disputes that arise between the Enterprise and any patron of the Facility shall be resolved in accordance with the Tribal-State Compact and tribal ordinances, if applicable.

         10.2 Disputes Between the Enterprise and Enterprise Employees. The Tribe and Manager shall jointly develop an employee dispute resolution policy and the Manager shall implement and administer the employee dispute resolution policy after its adoption.

         10.3 Disputes Between the Tribe and the Manager. Disputes between the Tribe and Developer with respect to this Management Agreement, the Operating Note, or any other Transaction Documents, or a party's performance hereunder or thereunder, shall be resolved by the following dispute resolution process and pursuant to the Resolution of Limited Waiver attached hereto.

         (a) The parties shall first meet and confer in a good faith attempt to resolve the dispute through negotiations not later than ten (10) calendar days after receipt of written notice of the dispute, unless both parties agree in writing to an extension of time.

         (b) If the dispute is not resolved to the satisfaction of the parties within thirty (30) calendar days after the first meeting in Subsection 10.3(a) above, then any claim, controversy or dispute arising out of or relating to this Management Agreement, the Operating Note, or any other Transaction Document, or any alleged default thereunder or breach of any provisions thereof shall be submitted to binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of submission; except that: (a) the question whether or not a dispute is arbitrable under this Management Agreement, the Operating Note, or any other Transaction Document shall be a matter for binding arbitration by the arbitrators, such question shall not be determined by any court and, in determining any such question, all doubts shall be resolved in favor of arbitrability; and (b) discovery shall be permitted in accordance with the Federal Rules of Civil Procedure, subject to supervision as to scope and appropriateness by the arbitrators. Judgment on any arbitration award may be entered in any court having jurisdiction over the parties pursuant to the Resolution of Limited Waiver attached hereto as Exhibit C and incorporated herein by reference.

         (c) Unless the parties hereto otherwise agree in writing prior of the submission of such claim, controversy or dispute to arbitration, arbitration proceedings under this Article 11 shall be held in Boston, Massachusetts.

         (d) Either party may, at any time prior to the selection of an arbitrator or arbitrators, require that the arbitrator or arbitrators selected be an attorney or attorneys licensed to practice law in the United States and that the attorneys have experience in Indian gaming regulatory and development issues.

         (e) Unless the parties hereto otherwise agree in writing, any matter to be arbitrated shall be submitted to a panel of three arbitrators. One arbitrator shall be selected by the Tribe, one arbitrator shall be selected by Manager and the third arbitrator shall be selected by mutual agreement of the two arbitrators selected by the parties hereto.

         (f) The arbitration award shall be in writing signed by each of the arbitrators, and shall state the basis for the award. The arbitration award shall be set forth in reasonable detail as to its findings of fact and law, and basis of determination of award form and amount. In connection with any arbitration award, the arbitrators shall be empowered to take the actions and enforce the judicial remedies described in Paragraph 5 of the Resolution of Limited Waiver; provided however, that although the arbitrators may award damages in the event the Tribe or the Gaming Commission may choose not to comply with the award, the arbitrators may not require the Tribe or the Gaming Commission to take or modify any governmental legislative decision or action which the arbitrators have determined has resulted in the dispute between the parties and is contrary to the parties rights, liabilities and obligations under this Management Agreement, the Operating Note, or any other Transaction Document ("Specific Performance Restriction"). Provided further, that: (a) should the arbitrators determine that the governmental legislative decision or action by the Tribe or the

Gaming Commission in dispute has been made in an unreasonable manner and if the Tribe shall not reverse such governmental legislative decision or action, then the arbitrators shall award treble damages to Manager, Guarantor, or other claimant, as applicable, for damages suffered as a consequence of the Tribe's or Gaming Commission's governmental legislative decision or action; (b) that such Specific Performance Restriction shall not prevent Manager from enforcing the Operating Note, , the Security Agreement, the Dominion Account Agreement, or the liens and security interests granted thereunder, nor from realizing on collateral encumbered thereby; and (c) if the unreasonably imposed governmental action involves a tax or other governmental imposition directly or indirectly on the revenues generated from the Enterprise and such tax or imposition has a material adverse impact (as determined by the arbitrators) on Manager's ability to collect or realize upon the obligations owing by the Tribe and/or the collateral securing such obligations, then the arbitrators shall have the authority to grant Manager the right to seek recourse against all tribal assets (including, without limitation, the Limited Recourse assets) with respect to the payment of any arbitration award granted to Manager and the Tribe hereby agrees to the granting of such expanded recourse rights.

         (g) Except to the extent such enforcement will be inconsistent with a specific provision of this Management Agreement, arbitration awards made pursuant to this Article 11 shall be enforceable under Title 9 of the United States Code and any applicable tribal, federal or state law governing the enforcement of arbitration awards.

         (h) In addition to any basis for appeal of an arbitration award stated in Title 9 of the United States Code or any applicable law governing the enforcement of arbitration awards, either party hereto may appeal an arbitration award on the basis that the arbitrator or arbitrators incorrectly decided a question of law in making the award, or the award was made in an arbitrary or capricious manner or in manifest disregard of the factual evidence.

         (i) Either party hereto, without having to exhaust any tribal remedies first, shall have the right to seek and obtain a court order from a court having jurisdiction over the parties requiring that the circumstances specified in the order be maintained pending completion of the arbitration proceeding, to the extent permitted by applicable law.


                                   ARTICLE 11
                                    GUARANTY

         11.1 As a material inducement to the Tribe's execution and delivery hereof, contemporaneously herewith Manager has delivered to the Tribe a guaranty of Manager's obligations hereunder (the "Guaranty") substantially in the form of Exhibit E attached hereto and made a part hereof. The Guaranty has been executed by Lakes Gaming, Inc., which owns all of the membership interests in Manager through its wholly-owned subsidiary Lakes Gaming and Resorts, LLC.


                         [SIGNATURES ON FOLLOWING PAGE]

      SIGNATURE PAGE FOR MANAGEMENT AGREEMENT FOR CLASS III GAMING FACILITY
                 BETWEEN THE NIPMUC NATION AND LAKES NIPMUC, LLC


         IN WITNESS WHEREOF, the parties hereto have executed this Management Agreement, under seal, as of the above written date.


The Nipmuc Nation                      Lakes Nipmuc, LLC


By: /s/ Robert Hazzard                 By: /s/ Lyle Berman
   -----------------------------          -----------------------------
    Its: Chair                             Its: CEO


ATTEST:

By: /s/ Arthur Selden
   -----------------------------
   Its: Vice Chair


As to the Management Agreement
Approved pursuant to 25 U.S.C.ss.2711

National Indian Gaming Commission

By:
   -----------------------------
Print Name:
Its Chairman

                                LIST OF EXHIBITS


Exhibit A         Dominion Account Agreement

Exhibit B         Security Agreement

Exhibit C         Resolution of Limited Waiver of Immunity from Suit

Exhibit D         List of Manager's "Parties in Interest"

Exhibit E         Guaranty by Lakes Gaming, Inc.

Exhibit F         Operating Note Form